Exhibit 10.26

MF GLOBAL LTD.

EMPLOYEE STOCK PURCHASE PLAN

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SECTION 8	Plan Accounts And Purchase Of Shares	5
(a)	Plan Accounts	5
(b)	Purchase Price	5
(c)	Number of Shares Purchased	5
(d)	Available Shares Insufficient	6
(e)	Issuance of Shares	6
(f)	Unused Cash Balances	6
(g)	Shareholder Approval	6

SECTION 9	Limitations On Shares Ownership	6
(a)	Five Percent Limit	6
(b)	Dollar Limit	7

SECTION 10	Rights Not Transferable	7

SECTION 11	No Rights As An Employee	7

SECTION 12	No Rights As A Shareholder	8

SECTION 13	Securities Law Requirements	8

SECTION 14	Shares Offered Under The Plan	8
(a)	Authorized Shares	8
(b)	Antidilution Adjustments	8
(c)	Reorganizations	8

SECTION 15	Amendment Or Discontinuance	8

SECTION 16	Governing Law	9

SECTION 17	Execution	9

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MF GLOBAL LTD.

EMPLOYEE STOCK PURCHASE PLAN

SECTION 1 Purpose Of The Plan.

The Plan was adopted by the Board on             , 2007, effective as of the date of commencement of the initial public offering of the Common Shares in the United States (the “Effective Date”), subject to Section 8(g). The purpose of the Plan is to provide Eligible Employees with an opportunity to increase their proprietary interest in the success of the Company by purchasing Shares from the Company on favorable terms and to pay for such purchases through payroll deductions. The Plan is intended to qualify under section 423 of the Code.

SECTION 2 Definitions.

(a) “Board” means the Board of Directors of the Company, as constituted from time to time.

(b) “Code” means the Internal Revenue Code of 1986, as amended.

(c) “Committee” means a committee designated by the Board, as described in Section 3.

(d) “Company” means MF Global Ltd., a Bermuda company.

(e) “Compensation” means (i) the base salary and wages paid in cash to a Participant by a Participating Company, plus (ii) any pre-tax contributions made by the Participant under section 401(k) or 125 of the Code. “Compensation” shall exclude variable compensation (including bonuses, incentive compensation, commissions, overtime pay and shift premiums), all non-cash items, moving or relocation allowances, cost-of-living equalization payments, car allowances, tuition reimbursements, imputed income attributable to cars or life insurance, severance pay, fringe benefits, contributions or benefits received under employee benefit plans, income attributable to the exercise of stock options, and similar items. The Committee shall determine whether a particular item is included in Compensation.

(f) “Corporate Reorganization” means:

(i) The consummation of a merger or consolidation of the Company with or into another entity, or any other corporate reorganization; or

(ii) The sale, transfer or other disposition of all or substantially all of the Company’s assets or the complete liquidation or dissolution of the Company.

(g) “Eligible Employee” means any employee of a Participating Company whose customary employment is for more than five months per calendar year and for more than 20 hours per week.

The foregoing notwithstanding, an individual shall not be considered an Eligible Employee if his or her participation in the Plan is prohibited by the law of any country which has jurisdiction over him or her or if he or she is subject to a collective bargaining agreement that does not provide for participation in the Plan.

(h) “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

(i) “Fair Market Value” means the fair market value of a Share, determined by the Committee as follows:

(i) If Shares were traded on the New York Stock Exchange or other national securities exchange on the date in question, then the Fair Market Value shall be equal to the closing price on such date;

(ii) If Shares were traded on the Nasdaq Global Market on the date in question, then the Fair Market Value shall be equal to the last-transaction price quoted for such date by the Nasdaq Global Market; or

(iii) If none of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate.

For any date that is not a trading day, the Fair Market Value of a Share for such date shall be determined by using the closing sale price or last-transaction price for the immediately preceding trading day. Whenever possible, the determination of Fair Market Value by the Committee shall be based on the prices reported in the Wall Street Journal or as reported directly to the Company by the stock exchange. Such determination shall be conclusive and binding on all persons.

(j) “Offering Period” means a period with respect to which the right to purchase Shares may be granted under the Plan, as determined pursuant to Section 4(a).

(k) “Participant” means an Eligible Employee who elects to participate in the Plan, as provided in Section 4(b).

(l) “Participating Company” means (i) the Company and (ii) each present or future Subsidiary designated by the Committee as a Participating Company.

(m) “Plan” means this MF Global Ltd. Employee Stock Purchase Plan, as it may be amended from time to time.

(n) “Plan Account” means the account established for each Participant pursuant to Section 8(a).

(o) “Purchase Price” means the price at which Participants may purchase Shares under the Plan, as determined pursuant to Section 8(b).

(p) “Shares” means the Common Shares of the Company.

(q) “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

SECTION 3 Administration Of The Plan.

(a) Committee Composition. The Plan shall be administered by the Committee. The Committee shall consist of at least three members, which may consist of directors, officers or other employees of any Participating Company, designated by the Board to administer the Plan and to perform the functions set forth herein. To the extent required for transactions under the Plan to qualify for the exemptions available under Rule 16b-3 (“Rule 16b-3”) promulgated under the Exchange Act, all actions relating to awards to persons subject to Section 16 of the Exchange Act shall be taken by the Board unless each person who serves on the Committee is a “non-employee director” within the meaning of Rule 16b-3 or such actions are taken by a sub-committee of the Committee (or the Board) comprised solely of “non-employee directors”.

(b) Committee Responsibilities. The Committee shall have full power and authority, subject to the provisions of the Plan, to promulgate such rules and regulations as it deems necessary for the proper administration of the Plan, to interpret the provisions and supervise the administration of the Plan, and to take all action in connection therewith or in relation thereto as it deems necessary or advisable. Any decision reduced to writing and signed by a majority of the members of the Committee shall be fully effective as if it had been made at a meeting duly held. The Committee’s determinations under the Plan, unless otherwise determined by the Board, shall be final and binding on all persons. The Company shall pay all expenses incurred in the administration of the Plan. No member of the Committee shall be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan, and all members of the Committee shall be fully indemnified by the Company with respect to any such action, determination or interpretation. The Committee may adopt such rules, guidelines and forms as it deems appropriate to implement the Plan, including sub-plans which the Committee may establish for the purpose of qualifying the Plan for preferred tax treatment under foreign tax laws (which at the Committee’s discretion may provide for allocations of the authorized Shares reserved for issue under the Plan as set forth in Section 14(a)). Notwithstanding anything to the contrary in the Plan, the Board may, in its sole discretion, at any time and from time to time, resolve to administer the Plan. In such event, the Board shall have all of the authority and responsibility granted to the Committee herein.

SECTION 4 Enrollment And Participation.

(a) Offering Periods. While the Plan is in effect, two Offering Periods shall commence in each calendar year. Unless otherwise determined by the Committee, the Offering Periods shall consist of six-month periods commencing on January 1 and July 1 of each year.

(b) Enrollment. Any individual who, on the day preceding the first day of an Offering Period, qualifies as an Eligible Employee may elect to become a Participant in the Plan for such Offering Period by executing the enrollment form prescribed for this purpose by the Committee. The enrollment form shall be filed with the Company in accordance with such procedures as are established by the Company.

(c) Duration of Participation. Once enrolled in the Plan, a Participant shall continue to participate in the Plan until he or she ceases to be an Eligible Employee or withdraws from the Plan under Section 6(a). A Participant who withdrew from the Plan under Section 6(a) may again become a Participant, if he or she then is an Eligible Employee, by following the procedure described in Subsection (b) above. A Participant whose employee contributions were discontinued automatically under Section 9(b) shall automatically resume participation at the beginning of the earliest Offering Period ending in the next calendar year, if he or she then is an Eligible Employee. When a Participant reaches the end of an Offering Period but his or her participation is to continue, then such Participant shall automatically be re-enrolled for the Offering Period that commences immediately after the end of the prior Offering Period.

SECTION 5 Employee Contributions.

(a) Frequency of Payroll Deductions. A Participant may purchase Shares under the Plan solely by means of payroll deductions. Payroll deductions, as designated by the Participant pursuant to Subsection (b) below, shall occur on each payday during participation in the Plan.

(b) Amount of Payroll Deductions. An Eligible Employee shall designate on the enrollment form the portion of his or her Compensation that he or she elects to have withheld for the purchase of Shares. Such portion shall be a whole percentage of the Eligible Employee’s Compensation, but not less than 1% nor more than 15%.

(c) Changing Withholding Rate. A Participant may not change the rate of payroll withholding during an Offering Period. A Participant may change the rate of payroll withholding effective for a new Offering Period by filing a new enrollment form with the Company at the prescribed location at any time. The new enrollment form and any payroll withholding at the new withholding rate shall be effective only at the commencement of an Offering Period. The new withholding rate shall be a whole percentage of the Eligible Employee’s Compensation, but not less than 1% nor more than 15%.

(d) Discontinuing Payroll Deductions. If a Participant wishes to discontinue employee contributions entirely, he or she may do so by withdrawing from the Plan pursuant to Section 6(a). (In addition, employee contributions may be discontinued automatically pursuant to Section 9(b)).

SECTION 6 Withdrawal From The Plan.

(a) Withdrawal. A Participant may elect to withdraw from the Plan by filing the prescribed form with the Company at the prescribed location at any time before the last day of an Offering Period. As soon as reasonably practicable thereafter, payroll deductions shall cease and the entire amount credited to the Participant’s Plan Account shall be refunded to him or her in cash, without interest. No partial withdrawals shall be permitted.

(b) Re-enrollment After Withdrawal. A former Participant who has withdrawn from the Plan shall not be a Participant until he or she re-enrolls in the Plan under Section 4(b). Re-enrollment may be effective only at the commencement of an Offering Period.

SECTION 7 Change In Employment Status.

(a) Termination of Employment. Termination of employment as an Eligible Employee for any reason, including death, shall be treated as an automatic withdrawal from the Plan under Section 6(a). (A transfer from one Participating Company to another shall not be treated as a termination of employment, subject in the event of a transfer to a Participating Company outside of the United States to any requirements of applicable local law and the terms of any applicable sub-plan established for such Participating Subsidiary by the Committee.)

(b) Leave of Absence. For purposes of the Plan, employment shall not be deemed to terminate when the Participant goes on a military leave, a sick leave or another bona fide leave of absence, if the leave was approved by the Company in writing. Employment, however, shall be deemed to terminate ninety (90) days after the Participant goes on a leave, unless a contract or statute guarantees his or her right to return to work. Employment shall be deemed to terminate in any event when the approved leave ends, unless the Participant immediately returns to work.

(c) Death. In the event of the Participant’s death, the amount credited to his or her Plan Account shall be paid to a beneficiary designated by him or her for this purpose on the prescribed form or, if none, to the Participant’s estate. Such form shall be valid only if it was filed with the Company at the prescribed location before the Participant’s death.

SECTION 8 Plan Accounts And Purchase Of Shares.

(a) Plan Accounts. The Company shall maintain a Plan Account on its books in the name of each Participant. Whenever an amount is deducted from the Participant’s Compensation under the Plan, such amount shall be credited to the Participant’s Plan Account. Amounts credited to Plan Accounts shall not be trust funds and may be commingled with the Company’s general assets and applied to general corporate purposes. No interest shall be credited to Plan Accounts.

(b) Purchase Price. The Purchase Price for each Share purchased at the close of an Offering Period shall be the lower of:

(i) 85% of the Fair Market Value of such share on the last day of such Offering Period; or

(ii) 85% of the Fair Market Value of such share on the first day of such Offering Period.

(c) Number of Shares Purchased. As of the last day of each Offering Period, each Participant shall be deemed to have elected to purchase the number of Shares calculated in accordance with this Subsection (c), unless the Participant has previously elected to withdraw from the Plan in accordance with Section 6(a). The amount then in the Participant’s Plan Account shall be divided by the Purchase Price, and the number of shares that results shall be purchased from the Company with the funds in the Participant’s Plan Account. The foregoing notwithstanding, no Participant shall purchase more than 500 Shares, or such other number of Shares as may be determined by the Committee from time to time, with respect to any Offering Period, nor more than the amounts of Shares set forth in Sections 9(b) and 14(a). The Committee may determine with respect to all Participants that any fractional share, as calculated under this Subsection (c), shall be (i) rounded down to the next lower whole share or (ii) credited as a fractional share.

(d) Available Shares Insufficient. In the event that the aggregate number of shares that all Participants elect to purchase during an Offering Period exceeds the maximum number of shares remaining available for issuance under Section 14(a), then the number of shares to which each Participant is entitled shall be determined by multiplying the number of shares available for issuance by a fraction, the numerator of which is the number of shares that such Participant has elected to purchase and the denominator of which is the number of shares that all Participants have elected to purchase.

(e) Issuance of Shares. Certificates representing the Shares purchased by a Participant under the Plan shall be issued to him or her as soon as reasonably practicable after the close of the applicable Offering Period, except that the Committee may determine that such shares shall be held for each Participant’s benefit by a broker designated by the Committee (unless the Participant has elected that certificates be issued to him or her). Shares may be registered in the name of the Participant or jointly in the name of the Participant and his or her spouse as joint tenants with right of survivorship or as community property.

(f) Unused Cash Balances. An amount remaining in the Participant’s Plan Account that represents the Purchase Price for any fractional share shall be carried over in the Participant’s Plan Account to the next Offering Period or refunded to the Participant in cash, without interest, if his or her participation is not continued. Any amount remaining in the Participant’s Plan Account that represents the Purchase Price for whole shares that could not be purchased by reason of Subsection (c) or (d) above, Section 9(b) or Section 14(a) shall be refunded to the Participant in cash, without interest.

(g) Shareholder Approval. The Plan shall be submitted to the shareholders of the Company for their approval within twelve (12) months after the date the Plan is adopted by the Board. Any other provision of the Plan notwithstanding, no Shares shall be purchased under the Plan unless and until the Company’s shareholders have approved the adoption of the Plan.

SECTION 9 Limitations On Shares Ownership.

(a) Five Percent Limit. Any other provision of the Plan notwithstanding, no Participant shall be granted a right to purchase Shares under the Plan if such Participant, immediately after his or her election to purchase such Shares, would own stock possessing more than 5% of the total combined voting power or value of all classes of stock of the Company or any parent or Subsidiary of the Company. For purposes of this Subsection (a), the following rules shall apply:

(i) Ownership of stock shall be determined after applying the attribution rules of section 424(d) of the Code;

(ii) Each Participant shall be deemed to own any stock that he or she has a right or option to purchase under this or any other plan; and

(iii) Each Participant shall be deemed to have the right to purchase the number of Shares set forth in Section 8(c) under this Plan with respect to each Offering Period.

(b) Dollar Limit. Any other provision of the Plan notwithstanding, no Participant shall purchase Shares with a Fair Market Value in excess of the following limit:

Any other provision of the Plan notwithstanding, no Participant shall accrue the right to purchase Shares at a rate which exceeds $25,000 of Fair Market Value of such Shares per calendar year (under this Plan and all other employee stock purchase plans of the Company or any parent or Subsidiary of the Company), determined in accordance with the provisions of section 423 of the Code and applicable Treasury Regulations promulgated thereunder.

For purposes of this Subsection (b), the Fair Market Value of Shares shall be determined in each case as of the beginning of the Offering Period in which such Shares are purchased. Employee stock purchase plans not described in section 423 of the Code shall be disregarded. If a Participant is precluded by this Subsection (b) from purchasing additional Shares under the Plan, then his or her employee contributions shall automatically be discontinued and shall resume at the beginning of the earliest Offering Period ending in the next calendar year (if he or she then is an Eligible Employee).

SECTION 10 Rights Not Transferable.

The rights of any Participant under the Plan, or any Participant’s interest in any Shares or moneys to which he or she may be entitled under the Plan, shall not be transferable by voluntary or involuntary assignment or by operation of law, or in any other manner other than by beneficiary designation or the laws of descent and distribution. If a Participant in any manner attempts to transfer, assign or otherwise encumber his or her rights or interest under the Plan, other than by beneficiary designation or the laws of descent and distribution, then such act shall be treated as an election by the Participant to withdraw from the Plan under Section 6(a).

SECTION 11 No Rights As An Employee

Nothing in the Plan or in any right granted under the Plan shall confer upon the Participant any right to continue in the employ of a Participating Company for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Participating Companies or of the Participant, which rights are hereby expressly reserved by each, to terminate his or her employment at any time and for any reason, with or without cause.

SECTION 12 No Rights As A Shareholder.

A Participant shall have no rights as a shareholder with respect to any Shares that he or she may have a right to purchase under the Plan until such Shares have been purchased on the last day of the applicable Offering Period.

SECTION 13 Securities Law Requirements.

Shares shall not be issued under the Plan unless the issuance and delivery of such Shares comply with (or are exempt from) all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company’s securities may then be traded.

SECTION 14 Shares Offered Under The Plan.

(a) Authorized Shares. The maximum aggregate number of Shares available for purchase under the Plan (including under any subplan) is 1,200,000 Shares, plus an annual increase to be added on the first day of each of the Company’s fiscal years beginning April 1, 2009, equal to the lesser of (i) 500,000 Shares, (ii) 0.5% of the outstanding Shares on such date or (iii) a lesser amount determined by the Board; provided, however, that no annual increase shall be added more than ten years after the effective date of the Plan. The aggregate number of Shares available for purchase under the Plan shall at all times be subject to adjustment pursuant to Section 14.

(b) Antidilution Adjustments. The aggregate number of Shares offered under the Plan, the Share limitation described in Section 8(c) and the price of Shares that any Participant has elected to purchase shall be adjusted proportionately by the Committee in the event of any change in the number of issued Shares (or issuance of shares other than Common Shares) by reason of any forward or reverse share split, subdivision or consolidation, or share dividend or bonus issue, recapitalization, reclassification, merger, amalgamation, consolidation, split-up, spin-off, reorganization, combination, exchange of Shares, the issuance of warrants or other rights to purchase Shares or other securities, or any other change in corporate structure or in the event of any extraordinary distribution (whether in the form of cash, Shares, other securities or other property), and, subject to the approval of the Board (or a committee thereof), such adjustments shall be final, conclusive and binding for all purposes of the Plan.

(c) Reorganizations. Any other provision of the Plan notwithstanding, immediately prior to the effective time of a Corporate Reorganization, the Offering Period then in progress shall terminate and shares shall be purchased pursuant to Section 8, unless the Plan is assumed by the surviving corporation or its parent corporation pursuant to the plan of merger or consolidation. The Plan shall in no event be construed to restrict in any way the Company’s right to undertake a dissolution, liquidation, merger, consolidation or other reorganization.

SECTION 15 Amendment Or Discontinuance.

The Board (or any committee thereof to which it delegates such authority) shall have the right to amend, suspend or terminate the Plan at any time and without notice. Upon any such amendment, suspension or termination of the Plan during an Offering Period, the Board (or any committee thereof to which it delegates such authority) may in its discretion determine that the applicable offering shall immediately terminate and that all amounts in the Participant Accounts shall be carried forward into a payroll deduction account for each Participant under a successor plan, if any, or promptly refunded to each Participant. Except as provided in Section 14, any increase in the aggregate number of Shares to be issued under the Plan shall be subject to approval by a vote of the shareholders of the Company. In addition, any other amendment of the Plan shall be subject to approval by a vote of the shareholders of the Company to the extent required by an applicable law or regulation. This Plan shall continue until the earlier to occur of (a) termination of this Plan pursuant to this Section 15, (b) issuance of all of the Shares reserved for issuance under this Plan, or (c) the ten year anniversary of the date this Plan is approved by the Company’s shareholders.

SECTION 16 Governing Law.

The Plan shall be governed by and interpreted in accordance with the laws of the State of New York (United States of America) without regard to principles of conflict of laws.

SECTION 17 Execution.

To record the adoption of the Plan by the Board the Company has caused its authorized officer to execute the same.

MF Global Ltd.

By:

Title: